UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

FIRST BANCORP.
(Exact name of registrant as specified in its charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
1519 Ponce de Leon San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)

(787) 729 8200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On February 3, 2009 First BanCorp. (the "Corporation") issued a press release announcing its unaudited results of operations for the year ended December 31, 2008. The Corporation has included in this release a non-GAAP financial measure which consists of the net interest margin rate on a tax equivalent basis excluding the unrealized changes in the fair value of derivative instruments and certain financial liabilities (mainly changes in the fair value of interest rate swaps and certain brokered certificates of deposit). The Corporation believes this non-GAAP measure provides meaningful information to investors about the Corporation’s net interest margin and facilitates period-over-period comparability and analysis because the changes in valuation do not affect interest paid or received. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01     Other Events

On February 5, 2009, the Corporation issued a press release announcing that the Board of Directors of the Corporation has declared the next payment of dividends on the Corporation’s Series A through F Preferred shares. A copy of the press release is incorporated herein by reference from Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated February 3, 2009
99.2	Press Release dated February 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP

Date:	February 5, 2009	By:	/s/ Fernando Scherrer
		Name:	Fernando Scherrer
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 3, 2009
99.2	Press Release dated February 5, 2009